Exhibit 16.1

March 25, 2010

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

RE: Dutch Gold Resources Incorporated

We have read the statements that we understand Dutch Gold Resources Incorporated will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,
De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Certified Public Accountants

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